Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Amendment No. 4 on Form S-4 of our report dated April 1, 2024 relating to the consolidated financial statements of Vaso Corporation as of and for the years ended December 31, 2023 and 2022, which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

Sterling Heights, Michigan

May 24, 2024

A member of UHY international, a network of independent accounting and consulting firms